UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Schwab Strategic Trust

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See Below (IRS Employer Identification No.)

211 Main Street San Francisco, California (Address of principal executive offices)	94105 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of the class to be so registered	Name of exchange on which the class is to be registered	IRS Employer Identification Number
Schwab 1000 Index® ETF	NYSE Arca, Inc.	82-1962119

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [   ]

Securities Act registration statement file number to which this form relates: 333-160595

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 101 to the Registrant’s Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission via EDGAR (Accession No. 0001193125-17-304048) on October 5, 2017 (Securities Act file number 333-160595 and Investment Company Act file number 811-22311), which is incorporated herein by reference.

Item 2. Exhibits.

A.

Registrant’s Certificate of Trust, dated January 27, 2009, is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission via EDGAR (Accession No. 0000950123-09-022452) on July 15, 2009.

B.

Registrant’s Amended and Restated Agreement and Declaration of Trust, dated October 12, 2009, is incorporated herein by reference to Exhibit (a)(3) of Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission via EDGAR (Accession No. 0000950123-09-053288) on October 27, 2009.

C.

Registrant’s By-Laws, dated January 26, 2009, are incorporated herein by reference to Exhibit (b) of the Registrant’s Initial Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission via EDGAR (Accession No. 0000950123-09-022452) on July 15, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Schwab Strategic Trust Registrant

Date: October 5, 2017	By:	/s/ Marie A. Chandoha
Marie A. Chandoha, President and Chief Executive Officer